Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-148568 on Form N-lA of our reports dated October 17, 2008, relating to the financial statements and financial highlights of the Allstate Financial Investment Trust including the AllstateClear Target 2005 Retirement Fund, Allstate ClearTarget 2010 Retirement Fund, Allstate ClearTarget 2015 Retirement Fund, Allstate ClearTarget 2020 Retirement Fund, Allstate ClearTarget 2030 Retirement Fund, Allstate ClearTarget 2040 Retirement Fund, Allstate ClearTarget 2050 Retirement Fund, and Allstate Large Cap Index Fund, included in the Annual Reports of the Allstate Financial Investment Trust filed on Form N-CSR for the period from April 15, 2008 (commencement of operations) to August 31, 2008, and to the references to us under the headings “Financial Highlights” in each of the three Allstate Financial Investment Trust Prospectuses and “Statements and Reports,” “Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Accounting Firm” in the Statement of Additional Information, which are the part of this Registration Statement.

Milwaukee, WI

December 23, 2008